Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Wexford Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Wexford Trust for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Wexford Trust for the stated period.

/s/ Ronald H. Muhlenkamp Ronald H. Muhlenkamp President, The Wexford Trust	/s/ James S. Head James S. Head Treasurer, The Wexford Trust
Dated: 4/1/08	Dated: 4/1/08

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Wexford Trust for purposes of the Securities Exchange Act of 1934.